UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2015

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Drive, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Manitex International, Inc. held its Annual Meeting of Stockholders on June 4, 2015. The following is a summary of the matters voted on at that meeting.

(a)

Proposal 1—The stockholders elected Manitex International, Inc.’s entire Board of Directors to serve until the 2016 Annual Meeting of the Stockholders. The persons elected to Manitex’s Board of Directors and the number of shares cast for, the number of shares withheld, and broker non-votes, with respect to each of these persons, were as follows:

	For	Withheld	Broker Non-Votes
Ronald M. Clark	9,185,483	361,029	3,140,355
Robert S. Gigliotti	9,151,374	395,138	3,140,355
Frederick B. Knox	9,261,359	285,153	3,140,355
David J. Langevin	9,411,528	134,984	3,140,355
Marvin B. Rosenberg	9,219,405	327,107	3,140,355
Stephen J. Tober	9,257,807	288,705	3,140,355

(b)

Proposal 2—The shareholder approved an amendment to the Company’s Articles of Incorporation that increases the number of shares of common shares authorized thereunder from 20,000,000 to 25,000,000. The number of shares cast in favor of the amendment, the number against, the number abstaining were as follows:

For	Against	Abstain
11,870,476	716,280	100,111

(c)

Proposal 3—The shareholders ratified the appointment of UHY LLP as Manitex’s independent registered public accounting firm for the year ending December 31, 2015. The number of shares cast in favor of the ratification of UHY, the number against and the number abstaining were as follows:

For	Against	Abstain
11,601,945	22,943	1,061,979

(d)

Proposal 4—The shareholders approved in an advisory vote the compensation of the Company’s named executive officers. The number of shares cast in favor, number against, number abstaining and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
8,856,678	598,971	90,863	3,140,355

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/S/ DAVID H. GRANSEE
Name:	David H. Gransee
Title:	Vice President and CFO

Date: June 5, 2015